BCS/CD-515 (Rev. 08/10)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received		
MAR 0 9 2011	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED MAR 0 9 2011 by Administrator Bureau of Commercial Services

Name		
Cristin K. Reid, Corporate President		
Address		
200 N. Washington Square		
City	State	ZIP Code
Lansing	MI	48933

EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank, document will be returned to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:

   Capitol Bancorp Ltd.

2. The identification number assigned by the Bureau is: 246-688

3. Article III of the Articles of Incorporation is hereby amended to read as follows:

A. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,520,000,000 shares consisting of (i) twenty million (20,000,000) shares of Preferred Stock, no par value per share (the "Preferred Stock") and (ii) 1,500,000,000 shares of Common Stock, no par value per share (the "Common Stock").
B. The authorized shares of the Common Stock are all of one class with equal voting power, and each share shall be equal to every other share.
C. The shares of the Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors. The Board of Directors is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________________ day of ________________, ________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ____________________, __________

(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)
(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was was duly adopted on the 23rd day of February, 2011, by the: (check one of the following)

- [x] shareholders at a meeting in accordance with Section 611(3) of the Act.
- [ ] written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)
- [ ] written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.
- [ ] board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 8th day of March, 2011

By [signature]
(Signature of an authorized officer or agent)

Cristin K. Reid, Corporate President
(Type or Print Name)